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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)          June 18, 1995
                             FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)
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       NORTH CAROLINA               1-10000            56-0898180
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(State of other jurisdiction      (Commission        (IRS Employer
      of incorporation)          File Number)     Identification No.)
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         ONE FIRST UNION CENTER
        CHARLOTTE, NORTH CAROLINA            28288-0013
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(Address of principal executive offices)     (Zip Code)
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Registrant's telephone number, including area code         (704)374-6565
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS.
     As reported in a previously filed Current Report on Form 8-K, on June 18, 1995, First Union Corporation (the "Corporation") entered into an Agreement and Plan of Merger (the "Merger Agreement") with First Fidelity Bancorporation ("First Fidelity"), which provides, among other things, for (i) the merger (the "Merger") of First Fidelity with and into a wholly-owned subsidiary of the Corporation, (ii) the exchange of each outstanding share of First Fidelity common stock for 1.35 shares of the Corporation's common stock, subject to adjustment under certain circumstances, and (iii) the exchange of each share of the three outstanding series of First Fidelity preferred stock for one share of a new series of the Corporation's Class A Preferred Stock containing substantially identical terms to the series being exchanged therefor, all subject to the terms and conditions contained in the Merger Agreement.
     In connection with the execution of the Merger Agreement, First Fidelity granted an option (the "Fidelity Option Agreement") to the Corporation to purchase, under certain circumstances, up to 19.9% of the outstanding shares of First Fidelity common stock at a per share exercise price equal to the last sale price of First Fidelity common stock on the New York Stock Exchange Composite Transactions tape on June 19, 1995 (but not less than $48.75), and the Corporation granted an option (the "Corporation Option") to First Fidelity (the "Corporation Option Agreement") to purchase, under certain circumstances, up to 19.9% of the outstanding shares of the Corporation's common stock at a per share exercise price equal to the last sale price of the Corporation's common stock on the New York Stock Exchange Composite Transactions tape on June 19, 1995.
     Also, in connection with the execution of the Merger Agreement, (i) Banco Santander, S.A., the owner of approximately 30% of the outstanding shares of First Fidelity common stock, agreed, among other things, to vote the shares held by it in favor of the Merger Agreement (the "Banco Agreement"), and (ii) the Corporation entered into the Third Amendment to its Shareholder Protection Rights Agreement (the "Rights Plan") to exempt the Corporation Option from triggering the Rights Plan. Consummation of the Merger is subject to receipt of regulatory and shareholder approvals, as well as other conditions set forth in the Merger Agreement. No assurance can be given that the Merger will be consummated.
     A copy of the form of the Merger Agreement, including the form of the Fidelity Option Agreement, Corporation Option Agreement, Banco Agreement and Third Amendment to the Rights Plan (which are exhibits to the Merger Agreement), is attached hereto as Exhibit (99).
                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                         FIRST UNION CORPORATION
Date: June 21, 1995                      By: /s/ Kent S. Hathaway
                                             NAME: KENT S. HATHAWAY
                                           TITLE: SENIOR VICE PRESIDENT

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                                 EXHIBIT INDEX
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EXHIBIT NO.                  DESCRIPTION
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 (99)         Form of Merger Agreement, including as
              exhibits thereto, the form of
              Fidelity Option Agreement (Exhibit A
              thereto), Corporation Option Agreement
              (Exhibit C thereto), Banco Agreement
              (Exhibit B thereto), and Third Amendment to the Rights Plan (Exhibit E thereto).
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